ROYAL GOLD, INC.
                 1660 Wynkoop Street, Suite 1000
                      Denver, Colorado 80202
                           303/573-1660

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                   To Be Held December 2, 1997

                             * * * *

To the Stockholders of ROYAL GOLD, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Stockholders of Royal Gold, Inc. (the "Company"), a Delaware corporation, will be held at the Oxford Hotel, Sage Room, 1600
Seventeenth Street, Denver, Colorado, on Tuesday, December 2, 1997, at 1:30 P.M., Mountain Standard Time, for the following purposes:

    1.   To elect three Class I directors to serve until the 2000
         Annual Meeting of Stockholders or until each such director's successor is elected and qualified;

    2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ended June 30, 1998; and

    3. To transact any other business that may properly come before the meeting and any adjournments thereof.

    Only stockholders of record at the close of business on October 10, 1997, will be entitled to notice of and to vote at the meeting and any adjournment of the meeting.


                          BY ORDER OF THE BOARD OF DIRECTORS


                          Karen P. Gross
                          Vice President & Corporate Secretary


Denver, Colorado
October 30, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE,SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. THE
PROMPT RETURN OF YOUR COMPLETED PROXY WILL ASSIST THE COMPANY IN
OBTAINING A QUORUM OF STOCKHOLDERS FOR THE ANNUAL MEETING.  YOU ARE
ALSO ENTITLED TO REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE
MEETING, OR TO CHANGE YOUR VOTE BY SUBSEQUENT PROXY, OR TO VOTE IN PERSON AT THE MEETING.




                         PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS

                         ROYAL GOLD, INC.
                       1660 Wynkoop Street
                            Suite 1000
                      Denver, Colorado 80202
                           303/573-1660


              SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement is furnished to the Stockholders of Royal
Gold, Inc. (the "Company" or "Royal Gold"), a Delaware corporation, in connection with the solicitation, by and on behalf of the Board of Directors of the Company, of proxies to be voted at the Annual
Meeting of the Stockholders of the Company (the "Meeting") to be held at 1:30 P.M. on Tuesday, December 2, 1997, at the Oxford
Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado.  This
Proxy Statement, the enclosed Proxy and the Company's Annual Report for the fiscal year ended June 30, 1997, are being mailed to Stockholders on or about October 31, 1997.

    Only holders of shares of the Common Stock ($.01 par value) of the Company ("Common Stock") of record at the close of business on October 10, 1997, will be entitled to notice of, and to vote at, the Meeting and at any and all adjournments thereof.

    If the enclosed Proxy is properly executed and received by the Company by 2:00 p.m. on December 2, 1997, the shares represented by the Proxy will be voted at the Meeting in accordance with the instructions indicated thereon. If no choice is indicated, the shares will be voted FOR each of the proposals identified herein. Stockholders who execute Proxies retain the right to revoke such Proxies at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the Proxy or a duly executed Proxy bearing a later date. Proxies may also be revoked by any Stockholder present at the Meeting who desires to vote his or her shares in person.

    Solicitation of Proxies may be made by directors, officers or employees of the Company, without additional compensation, by telephone, facsimile, or personal interview as well as by mail. The Company will request banks and brokers to solicit their customers who beneficially own Common Stock listed in the name of the nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expense of such solicitation. Costs of solicitation will be borne by the Company.



                          VOTING RIGHTS

    All voting rights are vested exclusively in the holders of the Common Stock. As of the record date, October 10, 1997, there were issued and outstanding 16,095,194 shares of Common Stock, each of which entitles the holder thereof to one vote in all matters which may come before the Meeting. A majority of the issued and outstanding shares of Common Stock, whether represented in person or by Proxy, shall constitute a quorum at any meeting of the Stockholders. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present shall be the act of the Stockholders. In the election of directors, each Stockholder eligible to vote may vote the number of shares of Common Stock held for as many persons as there are directors to be elected, but cumulative voting is not permitted. Under Delaware law, holders of Common Stock are not entitled to appraisal or dissenters' rights with respect to the matters to be considered at the Meeting.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows the beneficial ownership, as of September 30, 1997, of the Common Stock by each director, by each executive officer, by any person who is known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, and by all of the Company's directors and executive officers as a group.



Name and Address  Number of Shares of Common Stock Beneficially Owned Percent
of Beneficial                      Subject to                         of
Owners                        Shares        Options(a)       Total(b) Class
-----------------------------------------------------------------------------

Stanley Dempsey (c)           516,031        460,800          976,831   6.1
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

Edwin W. Peiker, Jr. (d)      431,578         22,500          454, 078  2.8
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

John W. Goth                   15,000         20,000            35,000    *
1536 Cole Boulevard
Suite 320
Golden, Colorado  80401

Pierre Gousseland              32,000         15,000            47,000    *
4 Lafayette Court
Suite 1B
Greenwich, Connecticut 06836

James W. Stuckert           1,624,601         15,000         1,639,601  10.2
Hilliard, Lyons, Inc.
P.O. Box 32760
Louisville, Kentucky  40232

Merritt E. Marcus             421,243         17,500           438,743   2.7
Marcus Paint Company
235 East Market Street
Louisville, Kentucky  40202

S. Oden Howell, Jr.           568,680         20,000           588,680   3.7
H&N Constructors, Inc.
2603 Grassland Drive
Louisville, Kentucky  40299

Thomas A. Loucks               260,358        290,720       551,078    3.4
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

Peter B. Babin(e)              192,800        264,000       456,800    2.8
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

Karen P. Gross                   34,640       103,500       138,140     *
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

All Directors &               4,096,931    1,229,020      5,325,951   33.1
 Officers as a
 Group (10 persons)

Tour Societe Generale         2,038,600         0         2,038,600   12.7
Rese/Ges/OPC
92972 Paris-Ladefense CE DEX
__________________

*           Less than 1% ownership of the Company's Common Stock.

(a) See "Compensation of Directors and Executive Officers -- Option Exercises and Year End-Values."

(b) The amounts shown in the table reflect all shares beneficially owned, including shares subject to outstanding stock options that are exercisable within sixty (60) days of the date of this Proxy Statement.

(c) The amount shown in the table reflects shares beneficially owned by Mr. Dempsey and members of his immediate family. Members of Mr. Dempsey's family beneficially own 135,334 shares of Common Stock. Mr. Dempsey disclaims beneficial ownership of these 135,334 shares of Common Stock.

(d) The amount shown in the table reflects shares beneficially owned by Mr. Peiker and members of his immediate family. Members of Mr. Peiker's family beneficially own 15,600 shares of Common Stock. Mr. Peiker disclaims beneficial ownership of these 15,600 shares of Common Stock.

(e) The amount shown in the table reflects shares beneficially owned by Mr. Babin and members of his immediate family. Members of Mr. Babin's family beneficially own 19,850 shares of Common Stock. Mr. Babin disclaims beneficial ownership of these 19,850 shares of Common Stock.


PROPOSAL 1.

                   ELECTION OF CLASS I DIRECTORS

     The Company's Board of Directors consists of three classes of directors, with each class of directors serving for a three-year term ending in a successive year. The Company's current Class I directors are Messrs. Dempsey, Babin and Goth; the Class II directors are Messrs. Stuckert, Marcus and Gousseland; and the Class III directors are Messrs. Peiker and Howell. Mr. Babin was elected as a Class I director on October 22, 1997, to fill a vacancy on the Board created by an amendment to the by-laws, on that date, increasing the size of the Board to eight members.

     If the enclosed Proxy is duly executed and timely received for the Meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby FOR Stanley Dempsey, John W. Goth, and Peter B. Babin as Class I directors of the Company. If any of the nominees for election as a Class I director should refuse or be unable to serve (an event that is not anticipated), the Proxy will be voted for such person who shall be designated by the Board of Directors to replace such nominee. Each Class I director elected at the Meeting shall serve until the 2000 Annual Meeting, or until his successor is elected and qualified.

     Information concerning the nominees for election as directors is set forth below under "Directors and Officers."


   THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS
               A VOTE "FOR" THE DIRECTOR NOMINEES.


                      DIRECTORS AND OFFICERS

     Set forth below are the names, periods of service and past experience of the directors and officers of the Company. The persons who are nominated for election as directors at the Meeting are indicated with an asterisk.


*Stanley Dempsey
Age 58; Chairman and Chief Executive Officer since August 1984;
Class  I director; Term expires 1997.

Executive Officer of the Company since April 4, 1988. President and Chief Operating Officer of the Company from July 1, 1987 to April 4, 1988. From 1984 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter. During the same period, he was a principal in Denver Mining Finance Company. From 1960 through 1987, Mr. Dempsey was employed by AMAX, Inc. serving in various managerial and executive capacities. Mr. Dempsey currently serves as a director of Dakota Mining Corporation, Behre Dolbear & Company, Inc., and Hazen Research, Inc. and is also a member of the board of directors of various mining-related associations.


*Peter B. Babin
Age 43; President of the Company since December 10, 1996; Class I director; Term Expires 1997.

Executive Vice President of the Company from January 1, 1995 to December 10, 1996. Senior Vice President from July 1, 1993 to January 1, 1995. From 1989 until 1993, Mr. Babin was a consultant to the Company. From 1986 through 1989, Mr. Babin was Senior Vice President and General Counsel of Medserv Corporation, a provider of ancillary health care services.


*John W. Goth
Age 70; Director since August 1988; Class I director; Term expires
1997.

Executive Director of the Denver Gold Group and Vice Chairman of the Minerals Information Institute. A consultant to the mining industry since 1985. Mr. Goth was formerly a senior executive of AMAX, Inc. and director of Magma Copper Corporation. He is currently a director of U.S. Gold Corporation, U.S. Zeolites, Inc. and Banro Resources Corporation. (1) (2)


Pierre Gousseland
Age 75; Director since June 1992; Class II director; Term expires
1998.

Financial Consultant. From 1977 until January 1986, Mr. Gousseland was Chairman and Chief Executive Officer of AMAX, Inc. He is presently a Director of Guyanor Resources S.A., and Golden Star Resources, Ltd. and Advisory Director of NGV Systems Inc.
Formerly, Director of the French American Banking Corporation of New York, the American International Group, Inc., Union Miniere, S.A. (Belgium), Degussa AG (Germany), IBM World Trade Europe/Middle East Africa Corporation, Pancontinental Mining Europe GmbH (Germany), and Sauer Group Investments Ltd. Mr. Gousseland has served on the Chase Manhattan International and Creditanstaldt International (Vienna, Austria) Advisory Boards, and is past president of the French-American Chamber of Commerce in the United States. (2)


Merritt E. Marcus
Age 63;   Director since December 1992; Class II director; Term
expires 1998.

President and Chief Executive Officer of Marcus Paint Company, a producer of industrial coatings, and Performance Powders, LLC, a producer of industrial powder coatings. Mr. Marcus is a director of Lawson United Corporation, and has served several terms as a director of the National Paint and Coatings Association.


James W. Stuckert
Age 59; Director since September 1989; Class II director; Term expires 1998.

Chairman and Chief Executive Officer of Hilliard, Lyons, Inc. of Louisville, Kentucky. Mr. Stuckert joined Hilliard, Lyons, Inc. in 1962 and served in several capacities prior to being named Chairman in December 1995. Mr. Stuckert is a Director of DataBeam Corporation, Thomas Transportation Group, Inc., and Lawson United Corporation, and a Board of Governor Member of the Security Industries Association. (1) (2)


S. Oden Howell, Jr.
Age 57; Director since December 1993; Class III director; Term expires 1999.

Consultant to H&N Constructors, Inc., a contractor specializing in remodeling and rehabilitation of government facilities. From 1988 until 1977, Mr. Howell was Secretary/Treasurer of H&N Constructors, Inc. From 1972 until 1988, Mr. Howell was Secretary/Treasurer of Howell & Howell, Inc. He is currently a Director of Florafax International, Inc. and Lawson United Corporation.


Edwin W. Peiker, Jr.
Age 66; Director since May 1987; Class III director; Term expires
1999.

President and Chief Operating Officer of the Company from April 1988 until February 1992. Vice President of Engineering of the Company from May 1987 to April 4, 1988. Principal in Denver Mining Finance Company from 1984 until 1986. From 1983 to 1986, Mr. Peiker was engaged in mineral consulting activities. During the period 1966-1983, Mr. Peiker served in a variety of positions with the Climax Molybdenum division of AMAX, Inc. involved in exploration activities worldwide. (1) (2)


Karen P. Gross
Age 43

Vice President of the Company since June 1994 and Corporate
Secretary since 1989.  From 1987 until 1989, Ms. Gross was the
Assistant Secretary to the Company and Executive Assistant.


Thomas A. Loucks
Age 48

Executive Vice President and Treasurer of the Company since 1991. From August 1988 until 1991, Mr. Loucks was Vice President, Corporate Development of the Company. From August 1985 until August 1988, Mr. Loucks was a Business Development Analyst with Newmont Mining Company. Mr. Loucks is a Director of the Society of Economic Geologists, Inc., the Society of Economic Geologists Foundation, Inc., and the Economic Geology Publishing Company.

___________

(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.


               MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended June 30, 1997, the Board of Directors held four regular meetings and on seven separate occasions action was taken by unanimous consent. Each director attended (in person or by telephone) at least 75% of the aggregate number of meetings of the Board and of the Committee(s) of the Board on which he served.

     The Board of Directors has a standing Audit Committee and a standing Compensation Committee. During the year ended June 30, 1997, the Audit Committee consisted of James W. Stuckert, John W. Goth, and Edwin W. Peiker, Jr. The Audit Committee held two meetings during the fiscal year. The function of the Audit Committee is to review internal financial procedures and reports, to recommend changes in the method of reporting to ensure timely and accurate reporting of financial data, and to review audit principles in conjunction with the Company's independent auditors.

     During the year ended June 30, 1997, the Compensation Committee consisted of John W. Goth, James W. Stuckert and Pierre Gousseland. The Compensation Committee met twice during the last fiscal year. The Compensation Committee's function is to review and make recommendations to the Company's Board of Directors concerning the level and form of compensation paid to the officers and key employees of the Company.

     None of the members of the Compensation Committee is or has been an officer or employee of the Company, and none of the executive officers of the Company has served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.


               COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership to the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the fiscal year ended June 30, 1997.

        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table reflects all compensation awarded or paid to or earned by the chief executive officer of the Company and other executive officers of the Company, for the fiscal year ended June 30, 1997.

                        Annual Compensation
               -----------------------------------------------------
Name and        Year                              Other
Principal       Ended                             Annual
Position        June 30     Salary($)   Bonus($)  Compensation ($)
---------------------------------------------------------------------

Stanley Dempsey   1997       215,000    100,000         -
Chairman & Chief  1996       185,000     75,000         -
Executive Officer 1995       160,000     75,000(2)      -

Peter B. Babin    1997       160,000     65,000         -
President         1996       120,000     40,000         -
                  1995       105,000     20,000         -

Thomas A. Loucks  1997       114,000     35,000         -
Executive Vice    1996       108,000     25,000         -
 President        1995       105,000     40,000         -

Karen P. Gross    1997        90,000     27,000         -
Vice President    1996        65,000     18,250         -
 & Corporate      1995        60,000     20,000         -
 Secretary


                        Long-Term Compensation

                              Payouts
                  ----------------------------------------------------------
Name and          Year     Restricted                       All Other
Principal         Ended    Stock      Options/  LTIP        Compensation
Position          June 30  Awards     SARs(#)   Payouts($)  ($) (1)
-----------------------------------------------------------------------------

Stanley Dempsey   1997       -       50,000       -        25,562
Chairman & Chief  1996       -       55,000       -        20,564
Executive Officer 1995       -       60,000       -        18,987


Peter B. Babin    1997       -       30,000       -        19,718
President         1996       -       30,000       -        14,235
                  1995       -       39,000       -        12,638


Thomas A. Loucks  1997       -       20,000       -        11,650
Executive Vice    1996       -       20,000       -        10,291
 President        1995       -       39,000       -        10,553


Karen P. Gross    1997       -       20,000       -         9,732
Vice President    1996       -       20,000       -         7,125
 & Corporate      1995       -       22,500       -         6,804
 Secretary


(1) Amounts stated in column reflect dollar value of payments made under the Company's SARSEP Plan, as described below under "Pension Plans;" group term life insurance premiums paid on behalf of named individuals, to provide death benefit equivalent to 100% of annual salary; and value of long-term disability insurance premiums paid on behalf of named individuals.

(2) Mr. Dempsey applied $36,396 of his 1995 bonus to the repayment of the loan he received from the Company in 1993, as explained in the section "Certain Relationships and Related Transactions."


Option Grants in Last Fiscal Year
---------------------------------

     During the fiscal year ended June 30, 1997, officers of the Company were awarded a total of 120,000 stock options, no stock appreciation rights were awarded to any of the officers of the Company, and no existing options held by any of the officers of the Company were repriced by the Company.

     The following table sets forth certain information on option grants in fiscal 1997 to the named executive officers.


                                 Individual Grants
                 --------------------------------------------------------
                 Number of     % of Total
                 Securities    Options
                 Underlying    Granted to     Exercise
                 Options       Employees in   Price     Expiration
Name             Granted (#)   Fiscal Year   ($/share)  Date
-------------------------------------------------------------------------

Stanley Dempsey   50,000       31.4%         $14.125    December 10, 2006
Peter B. Babin    30,000       18.9%         $14.125    December 10, 2006
Thomas A. Loucks  20,000       12.6%         $14.125    December 10, 2006
Karen P. Gross    20,000       12.6%         $14.125    December 10, 2006



                   Potential Realizable
                          Value at
                    Assumed Annual Rates
                       of Stock Price
                   Appreciation for Option
                            Term
--------------------------------------------------------------------------

                         5%      10%
                      -------  ---------

Stanley Dempsey       444,157  1,125,581
Peter B. Babin        266,494    675,348
Thomas A. Loucks      177,663    450,232
Karen P. Gross        177,663    450,232



Option Exercises and Year-End Values
------------------------------------

     The table below sets forth information regarding the deemed value of options exercised by officers during the year ended June 30, 1997, and the deemed value of options held by such persons at June 30, 1997. At June 30, 1997, and at the date of this Proxy Statement, no shares of Common Stock acquired by officers of the Company as a result of the exercise of stock options as set forth below were sold; all shares acquired as a result of the exercise of such stock options continue to be held by such officers.


                                                              Value of
                                                              Exercisable/
                                               Number of      Unexercisable
                   Shares                      Unexercised    In-the-Money
                   Acquired on   Value         Options Held   Options Held
Name               Exercise (#)  "Realized"($) at FY-End (#)  at FY-End ($)
-----------------------------------------------------------------------------

Stanley Dempsey        36,800   $360,950(1)     460,800 (2)    2,660,850/0(3)
Thomas A. Loucks       44,000   $406,875(4)     290,720 (2)    1,923,350/0(3)
Peter B. Babin         50,000   $500,000(6)     264,000 (2)    1,490,195/0(3)
Karen P. Gross         15,000   $155,625(5)     103,500 (2)      357,550/0(3)


(1) Based on difference between exercise price ($0.125/share) and closing "sale" price as reported on NASDAQ, on the dates of exercise (2,000 shares at $9.875/share; 17,400 shares at $11.25/share; 17,400 shares at $8.625 share).

(2) Of the total of 1,119,020 options, 109,708 Non-Incentive Stock Options ("NSOs") are exercisable through December 6, 1999, at $7.875/share; 77,944 NSOs are exercisable through December 7, 2000, at $8.50/share; 1,720 Incentive Stock Options ("ISO") are exercisable through December 4, 2000, at $0.125/share; 754,200 ISOs are exercisable through December 21, 2001, at $0.125/share; 50,792 ISOs are exercisable through December 6, 2004, at $7.875/share; 47,056 ISOs are exercisable through December 7, 2005, at $8.50/share, 92,000 NSOs are exercisable through December 10, 2006, at $14.125/share, and 28,000 ISOs are exercisable through December 10, 2006, at $14.125/share.

(3) Value calculated based on closing "sale" price as reported on NASDAQ, at June 30, 1997, of $8.50/share.

(4) Based on difference between exercise price ($0.125/share) and closing "sale" price as reported on NASDAQ, on the dates of exercise (15,000 shares, at $10.50/share; 15,000 shares at $8.75/share; 15,000 shares at $8.25/share).

(5) Based on difference between exercise price ($0.125/share) and closing "sale" price as reported on NASDAQ, on the date of exercise (15,000 shares, at $10.50/share).

(6) Based on difference between exercise price ($0.125/share) and closing "sale" price as reported on NASDAQ, on the dates of exercise (15,000 shares at $10.25/share; 15,000 shares at $10.50; 10,000 shares at $11.25/share; 10,000 shares at
          $8.25/share).


Compensation To Directors
-------------------------

          During fiscal 1997, each non-employee director of the Company received an annual fee of $12,000 for service as a director.

          Pursuant to the Company's Equity Incentive Plan, each non-employee director of the Company was granted, in December 1996, an NSO to purchase 5,000 shares of Common Stock, at an exercise price of $14.125 per share, which was the closing price of the Company's stock on December 10, 1996. Such options have a ten year term and are exercisable immediately with respect to 2,500 shares and after 12 months with respect to the other 2,500 shares.

Employment Contracts
--------------------

          Each officer of the Company identified in the Summary Compensation Table is employed pursuant to an employment contract providing for salary at current salary levels. Each of the employment contracts is renewable, for a term of 12 months, in February 1998. Pursuant to each of the employment contracts, salary and benefits are to be continued for 12 months following such employee's involuntary termination, or following such employee's voluntary termination after a "change in control" event. A change in control event, as defined in the employment contracts, will occur if: (1) the acquisition, directly or indirectly by any person or related group of persons, of beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities; (2) a change in the composition of the Board over a period of eighteen
(18) consecutive months or less such that fifty percent (50%) or more of the Board members cease to be directors who either (A) have been directors continuously since the beginning of such period, or
(B) have been unanimously elected or nominated by the Board for election as directors during such period; (iii) a stockholder-approved merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity, or (B) securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or
(iv) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.


Board Compensation Committee Report on Executive Compensation
-------------------------------------------------------------

          The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering the policies that govern the compensation for the executive officers of the Company. The Committee is comprised of three outside directors appointed annually by the Board of Directors.

          The primary objectives of the Company's executive compensation program are: to attract and retain key executives who are critical to the long-term success of the Company, to provide an economic framework that will motivate executives to achieve goals consistent with the Company's business strategy, to reward performance that benefits all Stockholders, and to provide a compensation package that recognizes individual results and contributions to the overall success of the Company.

          The Committee's policy objectives are to pay base salaries that are competitive with those paid by comparable companies in the mining industry and bonuses when individual performance or other circumstances warrant special recognition.

          The Committee is responsible for considering specific information when reviewing salary levels, as outlined in the Company's Business Plan, and when making recommendations to the full Board. When reviewing individual performance of officers of the Company, the Committee also takes into account the views of the Company's Chairman and Chief Executive Officer. Before or at the end of each year, the Committee evaluates each individual officer's performance in order to determine whether to recommend the payment of bonuses and/or options and, if so, the amount of each such bonus and/or option.

          In making recommendations concerning executive compensation, the Committee reviews individual executive compensation, individual performance, corporate performance, stock price appreciation, and total return to Stockholders for the Company. The salary levels of the Company's executives and officers are usually established by the Board of Directors at its June meeting.

          The Committee also reviews and approves stock option awards, under the Company's Equity Incentive Plan. The purpose of stock option awards is to provide key employees with an incentive to continue as employees of the Company over a long term, and to align such employees' long range interests with those of the Stockholders by providing the opportunity of having an equity interest in the Company, i.e., to receive compensation based on an increase in the Company's Common Stock price. The Committee grants stock option awards based on salary, level of responsibility and performance.
All stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant. Incentive
Stock Options vest in one year and have a 10-year term.   Non-
Incentive Stock Options vest on the date of grant and have a 10-year term. During the fiscal year ended June 30, 1997, options to acquire 150,000 shares were awarded to officers of the Company and options to acquire 54,000 shares were awarded to employees of the Company who are not officers and/or directors.

          Chief Executive Officer. In evaluating the performance and setting the compensation of the Chairman and Chief Executive
Officer, the Committee meets without the Chairman and Chief
Executive Officer being present. In fiscal 1997, the Committee took particular note of the strong performance of the Company. The Committee believes that the Chairman and Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and are dedicated to the growth of the Company and to increasing stockholder value. Because of the leadership provided by the Chairman and other officers of the Company, the Committee felt that bonuses should be awarded and salaries increased for the officers of the Company. Therefore, in fiscal 1997, bonuses totaling $227,000 were awarded. Salaries were increased for certain officers of the Company effective July 1, 1997.

This Report has been provided by the Compensation Committee:

John W. Goth, Chairman, James W. Stuckert, and Pierre Gousseland


Pension Plans
-------------

          In fiscal 1994, the Company established a variation of a Simplified Employee Pension ("SEP") Plan, known as a Salary Reduction/Simplified Employee Pension Plan ("SARSEP"). Management chose this Plan because of regulatory compliance simplicity, avoidance of significant administrative expense, availability of substantial tax-advantaged investment opportunities, and relative freedom from significant vesting or other limitations. Under this Plan, the Company may contribute to a designated IRA account, on an annual basis, up to 15% of each employee-participant's base compensation. Each such contribution would, within limits, be a deductible expense to the Company; would be free of federal income taxation as to the employee; and would be subject to continuing investment, on a tax-deferred basis, until assets are actually distributed to the employee. All employees of Royal Gold are eligible to participate in the SEP Plan.

Performance Graph
-----------------

          The following graph compares the cumulative total return on Royal Gold's Common Stock with the cumulative total return of two other stock market indices: Standard and Poor's 500 Index and Standard and Poor's Gold Mining Index.


                   CUMULATIVE TOTAL SHAREHOLDER RETURN CHART

                6/30/92  6/30/93  6/30/94  6/30/95  6/30/96  6/30/97
                -----------------------------------------------------

Royal Gold       $100     $550     $1,083   $1,100   $1,733   $1,133
S&P 500 Index    $100     $114     $  115   $  145   $  183   $  247
S&P Gold
 Mining Index    $100     $153     $  147   $  154   $  164   $  128

(i) S & P 500 Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the 500 equity issues that make up the Standard and Poor's 500 Index.

(ii) S & P Gold Mining Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the four equity issues that make up the Standard and Poor's Gold Mining Index (Barrick Gold Corporation, Battle Mountain Gold, Echo Bay Mines Ltd., Homestake Mining Company, Newmont Gold Company, and Placer Dome Inc.).

(iii) The material in this chart is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


PROPOSAL 2.


             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          The Board of Directors recommends that the Stockholders ratify the appointment of Coopers & Lybrand L.L.P., independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ended June 30, 1998.

          Coopers & Lybrand has acted as auditors of the Company since October 1995, and has also rendered certain non-audit services to the Company, including tax advice.

          The ratification of the appointment of Coopers & Lybrand is being submitted to the Stockholders because the Board of Directors believes this to be a good corporate practice. Should the Stockholders fail to ratify this appointment, the Board of Directors will review the matter.


          Representatives of Coopers & Lybrand have been invited to attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the Stockholders.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
     THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND
              AS INDEPENDENT AUDITORS OF THE COMPANY.


                          OTHER MATTERS

          The Board of Directors knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting, it is the intention of each person named in the Proxy to vote such Proxy in accordance with his judgment on such matters.

                      STOCKHOLDER PROPOSALS

          Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive office in Denver, Colorado, by July 1, 1998, if such proposals are to be included in the proxy materials for the 1998 Annual Meeting of Stockholders. The inclusion of any Stockholder proposal in the proxy materials for the 1998 Annual Meeting of Stockholders will be subject to applicable rules of the Securities and Exchange Commission.


                             BY ORDER OF THE BOARD OF DIRECTORS



                             Karen P. Gross
                             Vice President & Corporate Secretary


Denver, Colorado
October 31, 1997

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 1997. Requests for a copy of such Annual Report should be mailed to Karen P. Gross, Vice President & Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, or send your request by e-mail to kgross@royalgold.com.